UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2017
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OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
Oasis Petroleum Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2017 for the purpose of disclosing under Item 5.07 of Form 8-K its decision following its annual meeting of stockholders as to the frequency with which it will include a stockholder vote on the compensation of executives in its annual meeting proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives. This Amendment No. 1 does not otherwise amend or modify the May 9, 2017 Form 8-K in any way.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Stockholders held on May 4, 2017, the Company’s stockholders voted on, among other things, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Company’s Current Report on Form 8-K dated May 9, 2017, at the meeting, consistent with the recommendation of the Company’s Board of Directors, stockholders cast the highest number of votes for an annual frequency instead of a biennial (every two years) or a triennial (every three years) frequency. In light of this vote and other factors, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation. Accordingly, the Company will include an advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes. The Company will re-evaluate the determination in connection with its next stockholder advisory vote regarding the frequency of future advisory votes on executive compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: July 28, 2017	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary